Exhibit 10.1

SECURITIES PURCHASE Follow-Up AGREEMENT

This SECURITIES PURCHASE FOLLOW-UP AGREEMENT (the “Follow-Up Agreement”), dated as of March 12, 2015, by and among Oculus Innovative Sciences, Inc., a Delaware corporation, with its principal place of business at 1129 N. McDowell Blvd., Petaluma, CA 94954 (the “Seller”), Michael Brauser and Barry Honig or their respective assignee(s) (collectively, the “Buyer”), Ruthigen, Inc., a Delaware corporation (the “Company”) and Dawson James Securities, Inc. (the “Underwriter”).

WHEREAS, reference is made to that certain Securities Purchase Agreement between the Parties hereto, dated January 8, 2015 (the “Securities Purchase Agreement”);

WHEREAS, the Parties acknowledge that the Securities Purchase Agreement has expired, but wish to incorporate all terms of the Securities Purchase Agreement in this Follow-Up Agreement, as if it had not expired and amend the Securities Purchase Agreement as follows; and

WHEREAS, Section 9(b) of the Securities Purchase Agreement provides that it may be amended only with the written consent of Seller and Buyer, and with respect to Sections 4 and 9 of the Securities Purchase Agreement only with written consent of the Company and the Underwriter;

NOW, THEREFORE, for and in consideration of the premises, the mutual agreements and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	AMENDMENT TO DEFINITION OF “Shares”.

For purposes of the Securities Purchase Agreement and the Follow-Up Agreement, “Shares” shall mean 1,650,000 unregistered issued and outstanding shares of common stock, $0.0001 par value per shares of the Company, provided that, 50,000 Shares may be sold to one or more investors in a separate transaction prior to Closing.

(a) Voting rights. Seller acknowledges and agrees that Seller retains the voting rights for the 50,000 Shares until and through the date of closing of the Event and that the 50,000 Shares will remain subject to the voting obligations set forth in the Amended Separation Agreement between Seller and the Company, dated January 31, 2014, as if the 50,000 Shares were still held by Seller. After the closing of the Event, any buyer(s) of the 50,000 Shares shall have full voting rights for the 50,000 Shares. In the event there is no closing of the Event on or prior to September 30, 2015, the 50,000 Shares will become fully tradable and full voting rights will transfer to the buyer(s).

(b) Power of Attorney. For good and valuable consideration, receipt of which is hereby acknowledged, any buyer(s) of the 50,000 Shares and the Seller will irrevocably appoint Amy Trombly, Esq. as such buyer’s attorney-in-fact with powers of substitution, to vote the 50,000 Shares in the same manner and pursuant to the same obligations and requirements applicable to the Seller set forth in the Amended Separation Agreement between Seller and the Company, dated January 31, 2014. Such appointment will terminate on the earlier of (i) the closing of the Event or (2) September 30, 2015. The Company is an express third party beneficiary of Sections 1(a) and (b), with rights of enforcement.

2.	Amendment to Definition of “Expiration Date”.

The definition of “Expiration Date” in the Securities Purchase Agreement is hereby deleted in its entirety and the following language is inserted in lieu thereof:

“Expiration Date” means March 13, 2015, as may be extended one or more times for one or more days as long as the total periods of extensions do not exceed a period of up to sixty (60) calendar days by Seller at its sole discretion by delivering written notice to Buyer, which may be via e-mail, prior to the expiration date.

3.	AMENDMENT TO SECTION 3. For purposes of clarity, the Purchase Price for the Shares shall be $2.75 per share, or an aggregate of $4,537,500 for all of the Shares; provided that Buyer shall not be obliged to pay the purchase price for the 50,000 Shares, if they are sold prior to Closing.

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4.	AMENDMENT TO SECTION 5.

The following section is added to Section 5:

Section 5(d): In no event however, will the Purchase occur after August 13, 2015 except that such date may be extended for a period of up to sixty (60) calendar days at the sole discretion of Seller.

5.	Amendment to Section 9(j). Section 9(j) of the Securities Purchase Agreement is hereby amended as follows:

If to Company at:

Ruthigen, Inc.

2455 Bennett Valley Road, Suite C116

Santa Rosa, California 95404

With a copy (for informational purposes only) to Company’s counsel at:

Grushko & Mittman, P.C.

515 Rockaway Avenue

Valley Stream, NY 11581

Attn: Barbara R. Mittman, Esq.

Fax: (212) 697-3575

6.	CONSENT TO SALE OF THE SHARES PURSUANT TO SEPARATION AGREEMENT. Pursuant to Section 2.1 of that certain Amended Separation Agreement between the Seller and the Company, dated January 31, 2014, the consent of the Underwriter and the board of directors of the Company is required for the sale of the Shares in accordance with the terms of this Follow-Up Agreement. Now, therefore, subject to and contingent upon an Event Closing, the Underwriter and the Company hereby consent to the Purchase (the “Consent”), which Consent shall become effective only upon the occurrence of an Event Closing, if at all. The Company and Underwriter further warrant that all necessary corporate actions and approvals by their respective boards of directors have been obtained in order to provide the Consent.

7.	Effect of this Follow-up AGreement. Except as specifically amended as set forth herein, each term and condition of the Securities Purchase Agreement shall continue in full force and effect.

8.	Governing Law. This Follow-Up Agreement shall be governed by and construed in accordance with the laws in force in the State of California, without giving effect to the choice of laws provisions thereof.

9.	Counterparts; Facsimile Signatures. This Follow-Up Agreement may be executed or consented to in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. This Follow-Up Agreement may be executed and delivered by facsimile or electronically and, upon such delivery, the facsimile or electronically transmitted signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

10.	MUTUAL AGREEMENT TO AMEND. This Follow-Up Agreement can only be amended by written consent of all parties.

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IN WITNESS WHEREOF, this Follow-Up Agreement has been executed by each of the parties hereto on the date first above written.

OCULUS INNOVATIVE SCIENCES, INC.

By:	/s/ Jim Schutz

Name:	Jim Schutz

Title:	Chief Executive Officer

MICHAEL BRAUSER

/s/ Michael Brauser

BARRY HONIG

/s/ Barry Honig

DAWSON JAMES SECURITIES, INC.

By:	/s/ Robert D. Keyser, Jr.

Name:	Robert D. Keyser, Jr.

Title:	Chief Executive Officer

RUTHIGEN, INC.

By:	/s/ Hoji Alimi

Name:	Hoji Alimi

Title:	Chief Executive Officer

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